Exhibit 99.1

Dave & Buster’s Reports Fourth Quarter 2021 and Full-Year Financial Results; Company Provides First Quarter FY 2022 Business Update and Outlook

DALLAS, Mar. 28, 2022 (GLOBE NEWSWIRE) -- Dave & Buster's Entertainment, Inc., (NASDAQ:PLAY), ("Dave & Buster's" or "the Company"), an owner and operator of entertainment and dining venues, today announced financial results for its fourth quarter and fiscal year ended January 30, 2022.

As of January 30, 2022, all of the Company’s 142 stores in the United States and Puerto Rico were open, including 1 new store opened during the quarter. The Company’s two Canadian stores were required by provincial mandate to temporarily close in early January. Both Canadian stores reopened in early Fiscal 2022.

Key Fourth Quarter 2021 Highlights

•	Revenue decreased by 1.2% from the fourth quarter of 2019 to $343.1 million compared with $116.8 million in the fourth quarter of 2020 and $347.2 million in the fourth quarter of 2019

•	Comparable store sales declined 2.6% compared with the same period in 2019 excluding 14 stores located in markets that had vaccine mandates during the quarter. Including all stores, comparable store sales decreased 6.8% compared with the same period in 2019

•	Net income totaled $25.7 million, or $0.52 per diluted share, compared with net loss of $56.8 million, or $(1.19) per share in the fourth quarter of 2020 and net income of $25.0 million, or $0.80 per diluted share in the fourth quarter of 2019

•	Adjusted EBITDA increased 12.7% from the fourth quarter of 2019 to $87.7 million, or 25.5% of revenue, compared with Adjusted EBITDA loss of $16.0 million in the fourth quarter of 2020 and Adjusted EBITDA of $77.8 million, or 22.4% of revenue in the fourth quarter of 2019

•	During the fourth quarter, the Company redeemed $55 million of 7.625% senior secured notes at 103% of principal, saving approximately $4.2 million in annualized interest. The Company’s net debt leverage ratio was approximately 1.2x as of January 30, 2022

Key Fiscal Year 2021 Highlights

•	Revenue decreased by 3.7% from fiscal year 2019 to $1.30 billion compared with $436.5 million in fiscal year 2020 and $1.35 billion in fiscal year 2019

•	Overall comparable store sales decreased 10.6% compared with the same period in 2019

•	Net income totaled $108.6 million, or $2.21 per diluted share, compared with net loss of $207.0 million, or $(4.75) per share in fiscal year 2020 and net income of $100.3 million, or $2.94 per diluted share in fiscal year 2019

•	Adjusted EBITDA increased by 14.1% from fiscal year 2019 to $351.7 million, or 27.0% of revenue, compared with Adjusted EBITDA loss of $81.3 million in fiscal year 2020 and Adjusted EBITDA of $308.2 million, or 22.8% of revenue in fiscal year 2019

“We are pleased to report strong fourth quarter and fiscal year financial results,” said Kevin Sheehan, Dave & Buster’s Board Chair and Interim Chief Executive Officer. “Fiscal 2021 was a demanding year but our store management teams – and all of our team members rose to the challenge working tirelessly to return our stores to fully operational status. Despite continuing headwinds from COVID-19 (including vaccine requirements in certain markets), we saw strong sales across our stores in fiscal 2021. We also generated a double-digit Adjusted EBITDA increase in the year driven, in part, by our strong focus on process improvement and lean initiatives across our business. This Company has significant upside potential and with our continued focus on innovation, growth and value creation, we are driving toward unlocking that value. We are optimistic about the future and look forward to sharing our ongoing progress with everyone.”

Fourth Quarter 2021 Results

Total revenue of $343.1 million increased 193.7% from $116.8 million in the fourth quarter of 2020 and decreased 1.2% from $347.2 million in the fourth quarter of 2019. Comparable store sales decreased 6.8% compared with the fourth quarter of 2019 (the Company has chosen to continue reporting comparable store sales versus 2019 in order to provide a more meaningful comparison). Walk-in comparable store sales increased 2.1% while Special Event comparable store sales declined 58.0% compared with the same period in 2019. Non-comparable store revenue totaled $65.8 million compared with $27.3 million in the fourth quarter of 2020.

Operating income totaled $46.5 million, or 13.6% of revenue, compared with operating loss of $54.0 million, or (46.3)% of revenue in the fourth quarter of 2020 and operating income $37.6 million, or 10.8% of revenue in the fourth quarter of 2019.

Net income totaled $25.7 million, or $0.52 per diluted share, compared with net loss of $56.8 million, or $(1.19) per share in the fourth quarter of 2020 and net income of $25.0 million, or $0.80 per diluted share in the fourth quarter of 2019.

Adjusted EBITDA totaled a record $87.7 million, or 25.5% of revenue, compared with Adjusted EBITDA loss of $16.0 million, or (13.7)% of revenue in the fourth quarter of 2020 and Adjusted EBITDA of $77.8 million, or 22.4% of revenue in the fourth quarter of 2019.

Store operating income before depreciation and amortization totaled $101.1 million, or 29.5% of revenue, compared with store operating loss before depreciation and amortization of $6.0 million, or (5.2)% of revenue in the fourth quarter of 2020 and store operating income before depreciation and amortization of $96.3 million, or 27.7% of revenue in the fourth quarter of 2019.

Fiscal Year 2021 Results

Total revenue of $1.30 billion increased 198.7% from $436.5 million in fiscal year 2020 and decreased 3.7% from $1.35 billion in fiscal year 2019. Comparable store sales decreased 10.6% compared with fiscal year 2019 (the Company has chosen to continue reporting comparable store sales versus 2019 in order to provide a more meaningful comparison). Walk-in comparable store sales declined 3.6% while Special Event comparable store sales declined 71.6% compared to 2019. Non-comparable store revenue totaled $250.3 million compared with $83.2 million in fiscal year 2020.

Operating income totaled $187.2 million, or 14.4% of revenue, compared with operating loss of $252.6 million, or (57.9)% of revenue in fiscal year 2020 and operating income $148.1 million, or 10.9% of revenue in fiscal year 2019.

Net income totaled $108.6 million, or $2.21 per diluted share, compared with net loss of $207.0 million, or $(4.75) per share in fiscal year 2020 and net income of $100.3 million, or $2.94 per diluted share in fiscal year 2019.

Adjusted EBITDA totaled $351.7 million, or 27.0% of revenue, compared with Adjusted EBITDA loss of $81.3 million, or (18.6)% of revenue in fiscal year 2020 and Adjusted EBITDA of $308.2 million, or 22.8% of revenue in fiscal year 2019.

Store operating income before depreciation and amortization totaled $409.2 million, or 31.4% of revenue, compared with store operating loss before depreciation and amortization of $55.3 million, or (12.7)% of revenue in fiscal year 2020 and store operating income before depreciation and amortization of $369.0 million, or 27.2% of revenue in fiscal year 2019.

Balance Sheet, Liquidity and Cash Flow

The Company generated approximately $84.6 million in operating cash flow during the fourth quarter, ending the quarter with $25.9 million in cash and approximately $492.5 million of availability under its $500 million revolving credit facility, net $7.5 million in letters of credit.

Total long-term debt consisting of 7.625% senior secured notes maturing in 2025, totaled $440 million at January 30, 2022.  As part of its ongoing capital allocation strategy, the Company redeemed $55 million of its senior secured notes during the fourth quarter utilizing a redemption option in the Company’s October 2020 indenture agreement, resulting in annualized interest savings of approximately $4.2 million.

The Company’s net debt leverage ratio was approximately 1.2x as of January 30, 2022.

First Quarter 2022 Business Update and Outlook

The Company’s business has strengthened through the first eight weeks of the first quarter, during which comparable store sales increased 5.4% compared with the same period in 2019. Walk-in comparable store sales increased 9.1% while Special Event comparable store sales declined 42.0% for the eight-week period compared with 2019.

Annual Report on Form 10-K Available

The Company’s Annual Report on Form 10-K, available at www.sec.gov and at the Company’s investor relations website, contains a thorough review of its financial results for the fourth quarter and fiscal year ended January 30, 2022.

Investor Conference Call and Webcast

Management will hold a conference call to report these results on Tuesday, March 29, 2022 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). The conference call can be accessed over the phone by dialing (720) 543-0302 or toll-free (888) 224-1005. A replay will be available after the call for one year beginning at 10:30 a.m. Central Time (11:30 a.m. Eastern Time) and can be accessed by dialing (412) 317-6671 or toll-free (844) 512-2921; the passcode is 1540828. Additionally, a live and archived webcast of the conference call will be available under the Investor Relations section at www.daveandbusters.com.

About Dave & Buster’s Entertainment, Inc.

Founded in 1982 and headquartered in Coppell, Texas, Dave & Buster’s Entertainment, Inc., is the owner and operator of 144 venues in North America that combine entertainment and dining and offer customers the opportunity to “Eat Drink Play and Watch,” all in one location. Dave & Buster’s offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. Dave & Buster’s currently has stores in 40 states, Puerto Rico, and Canada.

Forward-Looking Statements

The Company cautions that this release contains forward-looking statements, including, without limitation, statements relating to the impact on our business and operations of the coronavirus pandemic. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by the uncertain and unprecedented impact of the pandemic and new coronavirus variants on our business and operations and the related impact on our liquidity needs; our ability to continue as a going concern; our ability to obtain waivers, and thereafter continue to satisfy covenant requirements, under our revolving credit facility; our ability to access other funding sources; the implementation and duration of government-mandated and voluntary shutdowns and restrictions; the speed with which our stores safely can be reopened and fully operated and the level of customer demand following reopening and full operations; the economic impact of the pandemic and related disruptions on the communities we serve; our overall level of indebtedness; general business and economic conditions, including as a result of the pandemic; the impact of competition; the seasonality of the Company’s business; adverse weather conditions; future commodity prices; guest and employee complaints and litigation; fuel and utility costs; labor costs and availability; changes in consumer and corporate spending, including as a result of the pandemic; changes in demographic trends; changes in governmental regulations; unfavorable publicity, our ability to open new stores, and acts of God. Accordingly, actual results may differ materially from the forward-looking statements, and the Company therefore cautions you against relying on such forward-looking statements. Dave & Buster’s intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more appropriate information becomes available, except as required by law.

*Non-GAAP Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, Store operating income before depreciation and amortization, and store operating income before depreciation and amortization margin (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.

DAVE & BUSTER'S ENTERTAINMENT, INC.

Condensed Consolidated Balance Sheets

(in thousands)

ASSETS	January 30, 2022	January 31, 2021
	(audited)	(audited)
Current assets:
Cash and cash equivalents	$25,910	$11,891
Other current assets	119,661	106,980
Total current assets	145,571	118,871

Property and equipment, net	778,597	815,027

Operating lease right of use assets	1,037,197	1,037,569

Intangible and other assets, net	384,425	381,357
Total assets	$2,345,790	$2,352,824

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities	$311,515	$271,636

Operating lease liabilities	1,277,539	1,267,791

Other long-term liabilities	49,881	63,777

Long-term debt, net	431,395	596,388

Stockholders' equity	275,460	153,232

Total liabilities and stockholders' equity	$2,345,790	$2,352,824

DAVE & BUSTER'S ENTERTAINMENT, INC.

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share amounts)

	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	January 30, 2022		January 31, 2021		February 2, 2020

Food and beverage revenues	$120,126	35.0%	$40,233	34.4%	$152,797	44.0%
Amusement and other revenues	222,976	65.0%	76,588	65.6%	194,361	56.0%
Total revenues	343,102	100.0%	116,821	100.0%	347,158	100.0%

Cost of food and beverage (as a percentage of food and beverage revenues)	32,757	27.3%	12,540	31.2%	39,124	25.6%
Cost of amusement and other (as a percentage of amusement and other revenues)	22,119	9.9%	7,701	10.1%	20,659	10.6%
Total cost of products	54,876	16.0%	20,241	17.3%	59,783	17.2%
Operating payroll and benefits	77,366	22.5%	32,278	27.6%	83,005	23.9%
Other store operating expenses	109,778	32.0%	70,327	60.3%	108,097	31.2%
General and administrative expenses	17,836	5.2%	11,628	10.0%	20,422	5.9%
Depreciation and amortization expense	33,974	9.9%	33,893	29.0%	35,234	10.1%
Pre-opening costs	2,723	0.8%	2,495	2.1%	3,001	0.9%
Total operating costs	296,553	86.4%	170,862	146.3%	309,542	89.2%

Operating income (loss)	46,549	13.6%	(54,041)	-46.3%	37,616	10.8%

Interest expense, net	11,939	3.5%	14,399	12.3%	6,166	1.7%
Loss on debt extinguishment / refinancing	2,788	0.8%	-	0.0%	-	0.0%

Income (loss) before provision (benefit) for income taxes	31,822	9.3%	(68,440)	-58.6%	31,450	9.1%
Provision (benefit) for income taxes	6,172	1.8%	(11,655)	-10.0%	6,468	1.9%
Net income (loss)	$25,650	7.5%	$(56,785)	-48.6%	$24,982	7.2%

Net income (loss) per share:
Basic	$0.53		$(1.19)		$0.82
Diluted	$0.52		$(1.19)		$0.80
Weighted average shares used in per share calculations:
Basic shares	48,416,687		47,644,062		30,584,360
Diluted shares	49,268,800		47,644,062		31,158,919

Other information:
Company-owned stores at end of period	144		140		136
Store operating weeks in the period	1,857		1,240		1,757
Total revenue per store operating weeks in the period	$185		$94		$198

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	January 30, 2022		January 31, 2021		February 2, 2020

Net income (loss)	$25,650	7.5%	$(56,785)	-48.6%	$24,982	7.2%
Add back: Interest expense, net	11,939		14,399		6,166
Loss on debt extinguishment / refinancing	2,788		-		-
Provision (benefit) for income taxes	6,172		(11,655)		6,468
Depreciation and amortization expense	33,974		33,893		35,234
EBITDA	80,523	23.5%	(20,148)	-17.2%	72,850	21.0%
Add back: Loss on asset disposal	758		36		529
Impairment of long-lived assets and lease termination costs	912		-		-
Share-based compensation	2,536		1,641		1,378
Pre-opening costs	2,723		2,495		3,001
Severance and other costs	207		(69)		8
Adjusted EBITDA	$87,659	25.5%	$(16,045)	-13.7%	$77,766	22.4%

The following table sets forth a reconciliation of operating income to store operating income before depreciation and amortization for the periods shown:

	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	January 30, 2022		January 31, 2021		February 2, 2020

Operating income (loss)	$46,549	13.6%	$(54,041)	-46.3%	$37,616	10.8%
Add back: General and administrative expenses	17,836		11,628		20,422
Depreciation and amortization expense	33,974		33,893		35,234
Pre-opening costs	2,723		2,495		3,001
Store operating income (loss) before depreciation and amortization	$101,082	29.5%	$(6,025)	-5.2%	$96,273	27.7%

DAVE & BUSTER'S ENTERTAINMENT, INC.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	52 Weeks Ended		52 Weeks Ended		52 Weeks Ended
	January 30, 2022		January 31, 2021		February 2, 2020

Food and beverage revenues	$436,637	33.5%	$159,501	36.5%	$563,576	41.6%
Amusement and other revenues	867,419	66.5%	277,011	63.5%	791,115	58.4%
Total revenues	1,304,056	100.0%	436,512	100.0%	1,354,691	100.0%

Cost of food and beverage (as a percentage of food and beverage revenues)	119,123	27.3%	45,207	28.3%	148,196	26.3%
Cost of amusement and other (as a percentage of amusement and other revenues)	85,848	9.9%	29,698	10.7%	85,115	10.8%
Total cost of products	204,971	15.7%	74,905	17.2%	233,311	17.2%
Operating payroll and benefits	287,263	22.0%	117,475	26.9%	322,970	23.8%
Other store operating expenses	402,661	30.9%	299,464	68.6%	429,431	31.8%
General and administrative expenses	75,501	5.8%	47,215	10.8%	69,469	5.1%
Depreciation and amortization expense	138,329	10.6%	138,789	31.8%	132,460	9.8%
Pre-opening costs	8,150	0.6%	11,276	2.6%	18,971	1.4%
Total operating costs	1,116,875	85.6%	689,124	157.9%	1,206,612	89.1%

Operating income (loss)	187,181	14.4%	(252,612)	-57.9%	148,079	10.9%

Interest expense, net	53,910	4.2%	36,890	8.4%	20,937	1.5%
Loss on debt extinguishment / refinancing	5,617	0.4%	904	0.2%	-	0.0%

Income (loss) before provision (benefit) for income taxes	127,654	9.8%	(290,406)	-66.5%	127,142	9.4%
Provision (benefit) for income taxes	19,014	1.5%	(83,432)	-19.1%	26,879	2.0%
Net income (loss)	$108,640	8.3%	$(206,974)	-47.4%	$100,263	7.4%

Net income (loss) per share:
Basic	$2.26		$(4.75)		$3.00
Diluted	$2.21		$(4.75)		$2.94
Weighted average shares used in per share calculations:
Basic shares	48,142,090		43,549,887		33,450,217
Diluted shares	49,263,720		43,549,887		34,099,378

Other information:
Company-owned stores at end of period	144		140		136
Store operating weeks in the period	7,161		3,922		6,769
Total revenue per store operating weeks in the period	$182		$111		$200

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	52 Weeks Ended		52 Weeks Ended		52 Weeks Ended
	January 30, 2022		January 31, 2021		February 2, 2020

Net income (loss)	$108,640	8.3%	$(206,974)	-47.4%	$100,263	7.4%
Add back: Interest expense, net	53,910		36,890		20,937
Loss on debt extinguishment / refinancing	5,617		904		-
Provision (benefit) for income taxes	19,014		(83,432)		26,879
Depreciation and amortization expense	138,329		138,789		132,460
EBITDA	325,510	25.0%	(113,823)	-26.1%	280,539	20.7%
Add back: Loss on asset disposal	1,392		577		1,813
Impairment of long-lived assets and lease termination costs	912		13,727		-
Share-based compensation	12,472		6,985		6,857
Pre-opening costs	8,150		11,276		18,971
Other costs	3,289		(15)		42
Adjusted EBITDA	$351,725	27.0%	$(81,273)	-18.6%	$308,222	22.8%

The following table sets forth a reconciliation of operating income to store operating income before depreciation and amortization for the periods shown:

	52 Weeks Ended		52 Weeks Ended		52 Weeks Ended
	January 30, 2022		January 31, 2021		February 2, 2020

Operating income (loss)	$187,181	14.4%	$(252,612)	-57.9%	$148,079	10.9%
Add back: General and administrative expenses	75,501		47,215		69,469
Depreciation and amortization expense	138,329		138,789		132,460
Pre-opening costs	8,150		11,276		18,971
Store operating income (loss) before depreciation and amortization	$409,161	31.4%	$(55,332)	-12.7%	$368,979	27.2%

For Investor Relations Inquiries:

Michael Quartieri, CFO

Dave & Buster’s Entertainment, Inc.

972.813.1151

Michael.Quartieri@daveandbusters.com